As filed with the Securities and Exchange Commission on May 19, 2005

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CERUS CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	68-0262011
(State of Incorporation)	(I.R.S. Employer Identification No.)

2411 STANWELL DRIVE

CONCORD, CALIFORNIA 94520

(Address of principal executive offices)

1999 EQUITY INCENTIVE PLAN

1998 NON-OFFICER STOCK OPTION PLAN

1996 EQUITY INCENTIVE PLAN

EMPLOYEE STOCK PURCHASE PLAN

(Full title of the plans)

CLAES GLASSELL

PRESIDENT AND CHIEF EXECUTIVE OFFICER

CERUS CORPORATION

2411 STANWELL DRIVE

CONCORD, CALIFORNIA 94520

(925) 288-6000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

SUZANNE S. HOOPER, ESQ.

COOLEY GODWARD LLP

FIVE PALO ALTO SQUARE
3000 EL CAMINO REAL

PALO ALTO, CALIFORNIA 94306

(650) 843-5000

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Shares of Common Stock, par value $.001 per share, reserved for future issuance under the Employee Stock Purchase Plan	250,000	$4.08	$1,020,000	$120.05

(1)                                  This Registration Statement shall cover any additional shares of Common Stock which become issuable under the Employee Stock Purchase Plan (the “Plan”) set forth herein by reason of any stock dividend, stock split, recapitalization or any other similar transaction without receipt of consideration which results in an increase in the number of shares of the outstanding Common Stock of Cerus Corporation (the “Company” or “Registrant”).

(2)                                  Estimated solely for the purpose of calculating the amount of the registration fee.  The offering price per share and aggregate offering price are based upon the average of the high and low prices of the Company’s Common Stock as reported on the Nasdaq National Market on May 17, 2005 for shares available for future grant pursuant to the Plan (pursuant to Rule 457(c) under the Act).

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents filed by the Company with the Securities and Exchange Commission are incorporated by reference into this Registration Statement:

(a)           The Company’s latest annual report on Form 10-K/A filed pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or either (1) the Company’s latest prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Act”), that contains audited financial statements for the Company’s latest fiscal year for which such statements have been filed, or (2) the Company’s effective registration statement on Form 10 or 20-F filed under the Exchange Act containing audited financial statements for the Company’s latest fiscal year.

(b)           All other reports filed pursuant to Sections 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual reports, the prospectus or the registration statement referred to in (a) above.

(c)           The description of the Company’s Common Stock which is contained in a registration statement filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

(d)           The contents of the Registration Statement on Form S-8 No. 333-38643 filed with the Securities and Exchange Commission on October 24, 1997.

All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this registration statement from the date of the filing of such reports and documents.

The contents of Registration Statements on Form S-8 Nos. 333-74991, 333-84497, 333-42588, 333-63132, 333-92254 and 333-109170, filed with the Securities and Exchange Commission on March 24, 1999, August 4, 1999, July 28, 2000, June 15, 2001 July 11, 2002 and September 26, 2003, respectively, are incorporated by reference herein.

DESCRIPTION OF SECURITIES

Not applicable.

INTERESTS OF NAMED EXPERTS AND COUNSEL

Not applicable.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 145 of the Delaware General Corporation Law authorizes a court to award or a corporation’s Board of Directors to grant indemnification to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act. The Registrant’s Bylaws provide for mandatory indemnification of its directors and executive officers and permissible indemnification of officers, employees and other agents to the maximum extent permitted by the Delaware General Corporation Law.

The Registrant has entered into indemnification agreements with each of its executive officers and directors. The indemnification agreements provide the Registrant’s officers and directors against certain liabilities, including liabilities under the Securities Act.

EXEMPTION FROM REGISTRATION CLAIMED

Not applicable.

EXHIBITS

Exhibit Number

5.1	Opinion of Cooley Godward LLP.

23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Cooley Godward LLP is contained in Exhibit 5.1 to this Registration Statement.

24.1	Power of Attorney is contained on the signature pages.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Concord, State of California, on May 17, 2005.

CERUS CORPORATION

By:	/s/ William J. Dawson
William J. Dawson
Title: Vice President, Finance and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Claes Glassell and William J. Dawson, and each or any one of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Claes Glassell	President, Chief Executive	May 17, 2005
(Claes Glassell)	Officer and Director
(Principal Executive Officer)

/s/ William J. Dawson	Vice President, Finance and	May 17, 2005
(William J. Dawson)	Chief Financial Officer (Principal Financial and Accounting Officer)

/s/ Timothy B. Anderson	Director	May 17, 2005
(Timothy B. Anderson)

/s/ B.J. Cassin	Director	May 17, 2005
(B.J. Cassin)

/s/ Laurence M. Corash, M.D.	Director	May 17, 2005
(Laurence M. Corash, M.D.)

/s/ Bruce C. Cozadd	Director	May 17, 2005
(Bruce C. Cozadd)

/s/ William R. Rohn	Director	May 17, 2005
(William R. Rohn)

EXHIBIT INDEX

Exhibit Number	Description

5.1	Opinion of Cooley Godward LLP.

23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Cooley Godward LLP is contained in Exhibit 5.1 to this Registration Statement.

24.1	Power of Attorney is contained on the signature pages.